February 2023

Preliminary Terms No. 7,920

Registration Statement Nos. 333-250103; 333-250103-01

Dated February 6, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due August 9, 2024, with 1-Year Initial Non-Call Period

Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the index closing value of each of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®, which we refer to as the underlying indices, on any of the monthly determination dates is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 7.75% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 75% of its respective initial index value, investors will receive a payment at maturity of $1,116.25 per $1,000 security. If the securities have not previously been redeemed and the final index value of any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value but the final index value of each underlying index is greater than or equal to 65% of its respective initial index value, which we refer to as the digital threshold level, investors will receive a fixed payment of $1,116.25 reduced by 1.333% for every 1% decline of the worst performing underlying index beyond the buffer amount of 25%. In this scenario, it is possible that the investor will receive a payment at maturity that is less than the principal amount, because although the worst performing underlying index has not declined beyond the digital threshold level of 65%, the loss of 1.333% for every 1% decline of the worst performing underlying index beyond the buffer amount of 25% will offset the fixed payment that the investor receives. However, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its respective digital threshold level, investors will lose 1.333% for every 1% decline of the worst performing underlying index beyond the specified buffer amount. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying indices and forego current income and participation in the appreciation of any underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying index closes at or above its respective then-applicable redemption threshold level on a monthly determination date or at or above 75% of its respective initial index value on the final determination date, respectively, and the buffer feature that applies only to a limited range of performance of the worst performing underlying index. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Dow Jones Industrial AverageSM (the “INDU Index”), Russell 2000® Index (the “RTY Index”) and NASDAQ-100 Index® (the “NDX Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 6, 2023
Original issue date:	February 9, 2023 (3 business days after the pricing date)
Maturity date:	August 9, 2024
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any monthly determination date (other than the final determination date), beginning on February 7, 2024, the index closing value of each underlying index is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed following any determination date if the index closing value of any underlying index is less than its respective then-applicable redemption threshold level.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.75% per annum) for each monthly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. We also refer to August 6, 2024 as the final determination date.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to 75% of its respective initial index value:

$1,116.25

●If the final index value of any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value but the final index value of each underlying index is greater than or equal to its respective digital threshold level:

$1,116.25 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor]

Under these circumstances, the payment at maturity may be less than the stated principal amount of $1,000.

●If the final index value of any underlying index is less than its respective digital threshold level:

$1,000 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $983.40 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 26.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020   Index Supplement dated November 16, 2020   Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 9, 2024, with 1-Year Initial Non-Call Period

Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Terms continued from the previous page:
Redemption threshold levels:

1st determination date:

With respect to the INDU Index: , which is 100% of its initial index value

With respect to the RTY Index: , which is 100% of its initial index value

With respect to the NDX Index: , which is 100% of its initial index value

2nd determination date:

With respect to the INDU Index: , which is 94.17% of its initial index value

With respect to the RTY Index: , which is 94.17% of its initial index value

With respect to the NDX Index: , which is 94.17% of its initial index value

3rd determination date:

With respect to the INDU Index: , which is 88.33% of its initial index value

With respect to the RTY Index: , which is 88.33% of its initial index value

With respect to the NDX Index: , which is 88.33% of its initial index value

4th determination date:

With respect to the INDU Index: , which is 82.50% of its initial index value

With respect to the RTY Index: , which is 82.50% of its initial index value

With respect to the NDX Index: , which is 82.50% of its initial index value

5th determination date:

With respect to the INDU Index: , which is 76.67% of its initial index value

With respect to the RTY Index: , which is 76.67% of its initial index value

With respect to the NDX Index: , which is 76.67% of its initial index value

6th determination date:

With respect to the INDU Index: , which is 70.83% of its initial index value

With respect to the RTY Index: , which is 70.83% of its initial index value

With respect to the NDX Index: , which is 70.83% of its initial index value

Digital threshold level:

With respect to the INDU Index: , which is 65% of its initial index value

With respect to the RTY Index: , which is 65% of its initial index value

With respect to the NDX Index: , which is 65% of its initial index value

Buffer amount:

With respect to each underlying index, 25%. As a result of the buffer amount of 25%, the value at or above which each underlying index must close on the final determination date so that investors do not receive a diminished fixed payment at maturity or potentially suffer a loss on their initial investment in the securities is as follows:

With respect to the INDU Index: , which is 75% of its initial index value

With respect to the RTY Index: , which is 75% of its initial index value

With respect to the NDX Index: , which is 75% of its initial index value

Downside factor:	1.333
Initial index value:

With respect to the INDU Index: , which is its index closing value on the pricing date

With respect to the RTY Index: , which is its index closing value on the pricing date

With respect to the NDX Index: , which is its index closing value on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index return:	With respect to each underlying index, (final index value – initial index value) / initial index value
CUSIP:	61774TYL0
ISIN:	US61774TYL06
Listing:	The securities will not be listed on any securities exchange.

February 2023 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 9, 2024, with 1-Year Initial Non-Call Period

Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates	Early Redemption Dates	Early Redemption Payments (per $1,000 Security)
1st determination date: February 7, 2024	1st early redemption date: February 12, 2024	$1,077.500
2nd determination date: March 6, 2024	2nd early redemption date: March 11, 2024	$1,083.958
3rd determination date: April 8, 2024	3rd early redemption date: April 11, 2024	$1,090.417
4th determination date: May 6, 2024	4th early redemption date: May 9, 2024	$1,096.875
5th determination date: June 6, 2024	5th early redemption date: June 11, 2024	$1,103.333
6th determination date: July 8, 2024	6th early redemption date: July 11, 2024	$1,109.792
Final determination date: August 6, 2024	See “Maturity date” above.	See “Payment at maturity” above.

February 2023 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 9, 2024, with 1-Year Initial Non-Call Period

Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

Jump Securities with Auto-Callable Feature due August 9, 2024 Based on the Worst Performing of the Dow Jones Industrial AverageSM, Russell 2000® Index and the NASDAQ-100 Index® (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, the securities will be automatically redeemed if the index closing value of each underlying index on any monthly determination date is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 7.75% per annum, as described below. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 75% of its respective initial index value, investors will receive a payment at maturity of $1,116.25 per $1,000 security. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value by an amount greater than the buffer amount of 25% but the final index value of each underlying index is greater than or equal to the digital threshold level, investors will receive a fixed payment of $1,116.25 reduced by 1.333% for every 1% decline of the worst performing underlying index beyond the buffer amount of 25%. In this scenario, it is possible that the investor will receive a payment at maturity that is less than the principal amount, because although the worst performing underlying index has not declined beyond the digital threshold level of 65%, the loss of 1.333% for every 1% decline of the worst performing underlying index beyond the buffer amount of 25% will offset the fixed payment that the investor receives. However, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its respective digital threshold level, investors will lose 1.333% for every 1% decline of the worst performing underlying index beyond the specified buffer amount. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	1.5 years
Automatic early redemption (beginning after one year):

If on any monthly determination date, the index closing value of each underlying index is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Redemption threshold levels:

1st determination date:

With respect to the INDU Index: , which is 100% of its initial index value

With respect to the RTY Index: , which is 100% of its initial index value

With respect to the NDX Index: , which is 100% of its initial index value

2nd determination date:

With respect to the INDU Index: , which is 94.17% of its initial index value

With respect to the RTY Index: , which is 94.17% of its initial index value

With respect to the NDX Index: , which is 94.17% of its initial index value

3rd determination date:

With respect to the INDU Index: , which is 88.33% of its initial index value

With respect to the RTY Index: , which is 88.33% of its initial index value

With respect to the NDX Index: , which is 88.33% of its initial index value

4th determination date:

With respect to the INDU Index: , which is 82.50% of its initial index value

With respect to the RTY Index: , which is 82.50% of its initial index value

With respect to the NDX Index: , which is 82.50% of its initial index value

February 2023 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 9, 2024, with 1-Year Initial Non-Call Period

Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

5th determination date:

With respect to the INDU Index: , which is 76.67% of its initial index value

With respect to the RTY Index: , which is 76.67% of its initial index value

With respect to the NDX Index: , which is 76.67% of its initial index value

6th determination date:

With respect to the INDU Index: , which is 70.83% of its initial index value

With respect to the RTY Index: , which is 70.83% of its initial index value

With respect to the NDX Index: , which is 70.83% of its initial index value

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.75% per annum) for each monthly determination date, as follows:

●1st determination date: $1,077.500

●2nd determination date: $1,083.958

●3rd determination date: $1,090.417

●4th determination date: $1,096.875

●5th determination date: $1,103.333

●6th determination date: $1,109.792

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to 75% of its respective initial index value:

$1,116.25

●If the final index value of any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value but the final index value of each underlying index is greater than or equal to its respective digital threshold level:

$1,116.25 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor]

●If the final index value of any underlying index is less than its respective digital threshold level:

$1,000 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor]

If the final index value of any underlying index is less than 75% of its respective initial index value, meaning that any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value, the payment at maturity may be less than the stated principal amount of $1,000 and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

February 2023 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 9, 2024, with 1-Year Initial Non-Call Period

Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $983.40, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the redemption threshold levels, the digital threshold level, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2023 Page 6

Morgan Stanley Finance LLC

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Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount (corresponding to a return of approximately 7.75% per annum) if the index closing value of each underlying index on any monthly determination date is greater than or equal to its respective then-applicable redemption threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each underlying index closes at or above its respective then-applicable redemption threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 7.75% per annum. Investors do not participate in any appreciation of any underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying index closes below its respective then-applicable redemption threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes at or above 75% of its respective initial index value. At maturity, investors will receive a cash payment equal to $1,116.25 per stated principal amount, corresponding to a return of approximately 7.75% per annum. Investors do not participate in any appreciation of any underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors may suffer a loss of principal

This scenario assumes that at least one underlying index closes below its respective then-applicable redemption threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any underlying index closes below 75% of its respective initial index value but the final index value of each underlying index closes at or above its respective digital threshold level. At maturity, investors will receive a fixed payment of $1,116.25 reduced by the percentage decrease of the worst performing underlying index beyond the buffer amount multiplied by the downside factor of 1.333. Under these circumstances, the payment at maturity may be less than the stated principal amount.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that any underlying index closes below its respective then-applicable redemption threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any underlying index closes below its respective digital threshold level. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying index beyond the buffer amount multiplied by the downside factor of 1.333. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

February 2023 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 9, 2024, with 1-Year Initial Non-Call Period

Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value on each of the monthly determination dates (beginning after one year), and the payment at maturity will be determined by reference to the index closing values on the final determination date. The actual initial index values, redemption threshold levels and digital threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Index Value:	With respect to the INDU Index: 30,000 With respect to the RTY Index: 2,000 With respect to the NDX Index: 12,000
Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.75% per annum) for each monthly determination date, as follows:

●1st determination date: $1,077.500

●2nd determination date: $1,083.958

●3rd determination date: $1,090.417

●4th determination date: $1,096.875

●5th determination date: $1,103.333

●6th determination date: $1,109.792

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to 75% of its respective initial index value:

$1,116.25

●If the final index value of any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value but the final index value of each underlying index is greater than or equal to its respective digital threshold level:

$1,116.25 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor]

Under these circumstances, the payment at maturity may be less than the stated principal amount of $1,000.

●If the final index value of any underlying index is less than its respective digital threshold level:

$1,000 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor]

Under these circumstances, the payment at maturity may be less than the stated principal amount of $1,000 and could be zero.

Hypothetical Redemption Threshold Levels:

1st determination date:

With respect to the INDU Index: 30,000, which is 100% of its hypothetical initial index value

With respect to the RTY Index: 2,000, which is 100% of its hypothetical initial index value

With respect to the NDX Index: 12,000, which is 100% of its hypothetical initial index value

2nd determination date:

With respect to the INDU Index: 28,251, which is 94.17% of its hypothetical initial index value

With respect to the RTY Index: 1,883.40, which is 94.17% of its hypothetical initial index value

With respect to the NDX Index: 11,300.40, which is 94.17% of its hypothetical initial index value

3rd determination date:

February 2023 Page 8

Morgan Stanley Finance LLC

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With respect to the INDU Index: 26,499, which is 88.33% of its hypothetical initial index value

With respect to the RTY Index: 1,766.60, which is 88.33% of its hypothetical initial index value

With respect to the NDX Index: 10,599.60, which is 88.33% of its hypothetical initial index value

4th determination date:

With respect to the INDU Index: 24,750, which is 82.50% of its hypothetical initial index value

With respect to the RTY Index: 1,650, which is 82.50% of its hypothetical initial index value

With respect to the NDX Index: 9,900, which is 82.50% of its hypothetical initial index value

5th determination date:

With respect to the INDU Index: 23,001, which is 76.67% of its hypothetical initial index value

With respect to the RTY Index: 1,533.40, which is 76.67% of its hypothetical initial index value

With respect to the NDX Index: 9,200.40, which is 76.67% of its hypothetical initial index value

6th determination date:

With respect to the INDU Index: 21,249, which is 70.83% of its hypothetical initial index value

With respect to the RTY Index: 1,416.60, which is 70.83% of its hypothetical initial index value

With respect to the NDX Index: 8,499.60, which is 70.83% of its hypothetical initial index value

Hypothetical Final Redemption Threshold Level:

With respect to the INDU Index: 19,500, which is 65% of its hypothetical initial index value

With respect to the RTY Index: 1,300, which is 65% of its hypothetical initial index value

With respect to the NDX Index: 7,800, which is 65% of its hypothetical initial index value

Stated Principal Amount:	$1,000

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	INDU Index Closing Value	RTY Index Closing Value	NDX Index Closing Value	Payment (per Security)
1st Determination Date	30,200 (below the then-applicable redemption threshold level)	1,200 (below the then-applicable redemption threshold level)	12,500 (at or above the then-applicable redemption threshold level)	--
2nd Determination Date	29,400 (at or above the then-applicable redemption threshold level)	2,400 (at or above the then-applicable redemption threshold level)	12,750 (at or above the then-applicable redemption threshold level)	$1,083.958

In this example, on the first determination date, the index closing values of two of the underlying indices are at or above their respective then-applicable redemption threshold level, but the index closing value of the other underlying index is below its respective then-applicable redemption threshold level. Therefore, the securities are not redeemed. On the second determination date, the index closing value of each underlying index is at or above its respective then-applicable redemption threshold level. Therefore the securities are automatically redeemed on the second early redemption date. Investors will receive $1,083.958 per security on the related early redemption date, corresponding to an annual return of approximately 7.75%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of any underlying index.

Payment at Maturity:

In the following examples, one or more of the underlying indices close below the respective then-applicable redemption threshold level(s) on each of the monthly determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

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Date	INDU Index Closing Value	RTY Index Closing Value	NDX Index Closing Value	Payment (per Security)
Example 1:	31,500 (at or above 75% of its initial index value)	2,500 (at or above 75% of its initial index value)	12,500 (at or above 75% of its initial index value)	$1,116.25
Example 2:	31,500 (at or above 75% of its initial index value)	2,800 (at or above 75% of its initial index value)	7,920 (below 75% of its initial index value but at or above its digital threshold level)	$1,000 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor] = $1,116.25 + [$1,000 × (-34% + 25%) × 1.333] = $996.28
Example 3:	12,000 (below its digital threshold level and has therefore decreased from the initial index value by an amount greater than the buffer amount of 25%)	2,200 (at or above 75% of its initial index value)	10,800 (at or above 75% of its initial index value)	$1,000 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor] = $1,000 + [$1,000 × (-60% + 25%) × 1.333] = $533.45
Example 4:	16,500 (below its digital threshold level and has therefore decreased from the initial index value by an amount greater than the buffer amount of 25%)	1,000 (below its digital threshold level and has therefore decreased from the initial index value by an amount greater than the buffer amount of 25%)	7,200 (below its digital threshold level and has therefore decreased from the initial index value by an amount greater than the buffer amount of 25%)	$1,000 + [$1,000 × (index return of the worst performing underlying index + 25%) × downside factor] = $1,000 + [$1,000 × (-50% + 25%) × 1.333] = $666.75

In example 1, the final index value of each underlying index is at or above 75% of its initial index value. Therefore, investors receive $1,116.25 per security at maturity. Investors do not participate in any appreciation in any underlying index.

In example 2, the final index values of two of the underlying indices are at or above 75% of their respective initial index value, but the final index value of the other underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of 25% but is at or above its respective digital threshold level. The INDU Index has increased 5% from its initial index value to its final index value, the RTY Index has increased 40% from its initial index value to its final index value and the NDX Index has declined 34% from its initial index value to its final index value. Accordingly, investors will receive a fixed payment of $1,116.25 reduced by 1.333% for every 1% by which the NDX Index, which is the worst performing underlying index in this example, has declined over the term of the securities beyond the buffer amount of 25%. Therefore, investors receive a payment at maturity of $996.28 per security.

In example 3, the final index values of two of the underlying indices are at or above 75% of their respective initial index value, while the final index value of the other underlying index is below its respective digital threshold level and has therefore decreased from its respective initial index value by an amount greater than the buffer amount of 25%. The INDU Index has declined 50% from its initial index value to its final index value, the RTY Index has increased 10% from its initial index value to its final index value and the NDX Index has declined 10% from its initial index value to its final index value. Accordingly, investors lose 1.333% for every 1% by which the INDU Index, which is the worst performing underlying index in this example, has declined over the term of the securities beyond the buffer amount. Therefore, investors receive a payment at maturity of $533.45 per security.

In example 4, the final index value of each underlying index is below its respective digital threshold level and has therefore decreased from its respective initial index value by an amount greater than the buffer amount of 25%. The INDU Index has

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decreased 45% from its initial index value to its final index value, the RTY Index has decreased 50% from its initial index value to its final index value and the NDX Index has decreased 40% from its initial index value to its final index value. Accordingly, investors lose 1.333% for every 1% by which the RTY Index, which is the worst performing underlying index in this example, has declined over the term of the securities beyond the buffer amount. Therefore, investors receive a payment at maturity of $666.75 per security.

If the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective initial index value by an amount greater than the buffer amount of 25%, you may lose some or all of your investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final index value of any underlying index has declined from the initial index value by an amount greater than the buffer amount of 25% but the final index value of each underlying index is at or above its respective digital threshold level, you will receive for each security that you hold at maturity a fixed payment of $1,116.25 reduced by the percentage decrease of the worst performing underlying index beyond the buffer amount multiplied by the downside factor of 1.333. If the securities have not been automatically redeemed prior to maturity and if the final index value of any underlying index is below its respective digital threshold level and has therefore decreased from its respective initial index value by an amount greater than the buffer amount of 25%, you will receive for each security that you hold at maturity an amount that is less than the stated principal amount by an amount proportionate to the decline in the value of the worst performing underlying index beyond the buffer amount times the downside factor of 1.333. As there is no minimum payment at maturity on the securities, you could lose your entire investment.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date, if each underlying index closes at or above its respective then-applicable redemption threshold level on any of the first six determination dates, or to the fixed $1,116.25 upside payment at maturity, if the securities have not been redeemed prior to maturity and the final index value of each underlying index is at or above 75% of its respective initial index value. In all cases, you will not participate in any appreciation of any underlying index, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

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Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. You cannot predict the future performance of any underlying index based on its historical performance. There can be no assurance that the closing value of each underlying index will be at or above its respective then-applicable redemption threshold level on any of the monthly determination dates or that the final index level of any underlying index will not decrease from its respective initial index value by an amount greater than the buffer amount of 25% so that you do not risk suffering a loss on your initial investment in the securities. See “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “NASDAQ-100 Index® Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 1.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any appreciation of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

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￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the respective values at or above which such underlying index must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), or so that you receive a positive return at maturity, and (ii) the value at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying indices).

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￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the redemptions threshold levels, whether the securities will be redeemed on any early redemption date, the final index values and the payment you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of an underlying index, may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of both underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying

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index. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive an early redemption payment, each underlying index must close at or above its respective then-applicable redemption threshold level on the applicable determination date. In addition, if the securities have not been redeemed and any underlying index has declined from its respective initial index value by an amount greater than the buffer amount of 25% but the final index value of each underlying index is greater than or equal its respective digital threshold level as of the final determination date, you will lose 1.333% for every 1% decline of the worst performing underlying index beyond the specified buffer amount plus a fixed payment of $1,116.25. Under this scenario, the value of any such payment at maturity may be less than the stated principal amount. If the securities have not been redeemed and any underlying index has declined below its respective digital threshold level, you will lose 1.333% for every 1% decline of the worst performing underlying index beyond the specified buffer amount, even if the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on any subsequent early redemption date or the payment at maturity, as applicable, will be based on whether the value of such underlying index based on the closing prices of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance is greater than or equal to the relevant then-applicable redemption threshold level or 65% of such initial index value, as applicable (depending also on the performance of the other underlying indices).

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Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on February 1, 2023:

Bloomberg Ticker Symbol:	INDU
Current Index Closing Value:	34,092.96
52 Weeks Ago:	35,405.24
52 Week High (on 2/9/2022):	35,768.06
52 Week Low (on 9/30/2022):	28,725.51

The following graph sets forth the published high and low index closing values of the INDU Index, as well as end-of-quarter index closing values, of the INDU Index for each quarter in the period from January 1, 2018 through February 1, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The index closing value of the INDU Index on February 1, 2023 was 34,092.96. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility and you should not take the historical values of the INDU Index as an indication of its future performance.

Dow Jones Industrial AverageSM Daily Index Closing Values January 1, 2018 to February 1, 2023

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Dow Jones Industrial AverageSM	High	Low	Period End
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter (through February 1, 2023)	34,302.61	32,930.08	34,092.96

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on February 1, 2023:

Bloomberg Ticker Symbol:	RTY
Current Index Closing Value:	1,960.814
52 Weeks Ago:	2,050.740
52 Week High (on 3/29/2022):	2,133.096
52 Week Low (on 6/16/2022):	1,649.836

The following graph sets forth the published high and low index closing values of the RTY Index, as well as end-of-quarter index closing values, of the RTY Index for each quarter in the period from January 1, 2018 through February 1, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on February 1, 2023 was 1,960.814. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility and you should not take the historical values of the RTY Index as an indication of its future performance.

Russell 2000® Index Daily Index Closing Values January 1, 2018 to February 1, 2023

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Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter (through February 1, 2023)	1,960.814	1,750.734	1,960.814

The “Russell 2000® Index” is a trademark of FTSE Russell.  For more information, see “Russell 2000® Index” in the accompanying index supplement.

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NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on February 1, 2023:

Bloomberg Ticker Symbol:	NDX
Current Index Closing Value:	12,363.10
52 Weeks Ago:	15,019.68
52 Week High (on 3/29/2022):	15,239.32
52 Week Low (on 12/28/2022):	10,679.34

The following graph sets forth the published high and low index closing values of the NDX Index, as well as end-of-quarter index closing values, of the NDX Index for each quarter in the period from January 1, 2018 through February 1, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The index closing value of the NDX Index on February 1, 2023 was 12,363.10. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility and you should not take the historical values of the NDX Index as an indication of its future performance.

NASDAQ-100 Index® Daily Index Closing Values January 1, 2018 to February 1, 2023

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NASDAQ-100 Index®	High	Low	Period End
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter (through February 1, 2023)	12,363.10	10,741.22	12,363.10

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Postponement of the maturity date and early redemption dates:

If any determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.

Underlying index publisher:

With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.

Index closing value:

With respect to each of the INDU Index and NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the INDU Index or the NDX Index will be based on the alternate calculation of such underlying index described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due

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upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2023 Page 24

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is more likely than not that each security will be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any

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Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 6 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the securities constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), or so that you receive a positive return at maturity, and (ii) the value at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying indices). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of	MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer

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interest:

at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

February 2023 Page 27